Exhibit 99.3

CONTINUOUS COMPUTING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	September 30,
	2011	2010
	(unaudited)
ASSETS
Current assets:
Cash	$4,694,932	$11,991,390
Accounts receivable, net	12,205,296	11,588,684
Inventories	2,893,115	2,555,538
Other current assets	3,232,739	1,305,571
Total current assets	23,026,082	27,441,183
Property and equipment, net	2,301,630	1,768,257
Intangible assets, net	3,003,626	1,090,242
Goodwill	5,439,619	5,439,619
Other assets	872,419	613,675
Total assets	34,643,376	36,352,976

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,522,953	$5,819,196
Deferred income	3,268,455	3,297,348
Other accrued liabilities	6,548,256	9,967,200
Total current liabilities	16,339,664	19,083,744
Other long-term liabilities	751,702	499,982
Shareholders’ equity:
Convertible preferred stock, $0.01 par value: 34,850,000 shares authorized; 29,489,230 shares issued and outstanding at June 30, 2011 and September 30, 2010; aggregate liquidation preference of $71,121,762 at June 30, 2011 and September 30, 2010, respectively	294,894	294,894
Common stock, $0.01 par value: 60,000,000 shares authorized; 13,415,805 and 10,199,404 shares issued and outstanding at June 30, 2011 and September 30, 2010, respectively	134,162	101,998
Additional paid-in capital	66,008,108	65,831,858
Other comprehensive income	1,474,411	1,232,437
Accumulated deficit	(50,359,565)	(50,691,937)
Total shareholders’ equity	17,552,010	16,769,250
Total liabilities and shareholders’ equity	$34,643,376	$36,352,976

The accompanying notes are an integral part of these condensed consolidated financial statements.

CONTINUOUS COMPUTING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Nine Months Ended June 30,
	2011	2010

Revenues	$45,760,707	$41,166,424
Cost of net revenues	21,965,455	18,040,297
Gross profit	23,795,252	23,126,127
Operating expenses:
Research and development	8,682,168	6,856,421
Selling, general and administrative	14,451,503	13,025,621
Total operating expenses	23,133,671	19,882,042
Income from operations	661,581	3,244,085
Interest expense, net	(48,648)	(33,722)
Other expense, net	(389,466)	(35,359)
Income before income tax benefit	223,467	3,175,004
Income tax benefit	108,905	59,063
Net income	$332,372	$3,234,067

The accompanying notes are an integral part of these condensed consolidated financial statements.

CONTINUOUS COMPUTING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended June 30,
	2011	2010
Operating activities
Net income	$332,372	$3,234,067
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,041,500	850,779
Share-based compensation expense	111,372	198,414
Loss on sale of equipment	—	660
Deferred taxes	(477,809)	—
Changes in operating assets and liabilities:
Accounts receivable, net	(616,612)	(1,028,628)
Inventories	(337,577)	451,448
Other current assets	(2,004,910)	(435,691)
Accounts payable	949,677	2,172,359
Other payables and accrued liabilities	(124,200)	247,757
Net cash provided by (used in) operating activities	(1,126,187)	5,691,165

Investing activities
Purchase/disposition of capital equipment	(1,463,371)	(701,437)
Purchase of intangible assets	(2,024,886)	—
Net cash used in investing activities	(3,488,257)	(701,437)

Financing activities
Proceeds (payments) on notes payable	(3,021,030)	787,423
Net proceeds from issuance of common stock	97,042	4,464
Net cash provided by (used in) financing activities	(2,923,988)	791,887

Net increase (decrease) in cash and cash equivalents	(7,538,432)	5,781,615
Effect of exchange rate changes	241,974	34,065
Cash and cash equivalents at beginning of period	11,991,390	7,840,653
Cash and cash equivalents at end of period	$4,694,932	$13,656,333

The accompanying notes are an integral part of these condensed consolidated financial statements.

CONTINUOUS COMPUTING CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1. Summary of Significant Accounting Policies
Description of Business
Continuous Computing Corporation ("Continuous Computing" or the "Company") was incorporated in Delaware on February 3, 1998. The Company is a provider of network service-ready system solutions for telecommunication equipment companies. Continuous Computing's markets include long-term evolution, deep packet inspection, and wireless core applications. Continuous Computing provides integrated hardware, software, and services for customers to rapidly develop and deploy telecommunications central-office applications.
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all normal, recurring adjustments considered necessary for a fair presentation have been included. The financial statements should be read in conjunction with the audited financial statements for the year ended September 30, 2010. Interim results of operations are not necessarily indicative of the results to be expected for the full year or any other interim periods.
The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.
Revenue Recognition
Revenue generated from telecommunication hardware equipment sales is generally recognized upon shipment to the customer. In certain situations, revenue for products that have not previously satisfied customer acceptance requirements is recognized after such requirements are met and the Company defers such revenue until it has demonstrated that it has met the specifications. Equipment installation is generally performed by the customer.
Revenues generated from multiple element arrangements including perpetual software license, warranty (maintenance) and training are recognized using the residual method. Perpetual software license fees are recognized when a contract exists, the fee is fixed and determinable, software delivery has occurred, and collection of the receivable is deemed probable. Maintenance-related fees are deferred and recognized over the maintenance term based on the related objective evidence of fair value. Training related fees are deferred and recognized over the period that training is provided, which is generally three months. Maintenance-related and training fees are valued based on the related Vendor Specific Objective Evidence (VSOE) of fair value. The Company has established VSOE based on prices charged to customers for stand alone purchases of maintenance and training in subsequent years; however, the purchase of maintenance agreements is not required to utilize the licensed software.
Consulting services are recognized as the related services are performed and collectability is deemed probable, provided the services are not essential to the functionality of the related products. If consulting services are included in a multiple element arrangement including perpetual software licenses, revenue for both the consulting services and the related software products is recognized using the percentage of completion method. The Company uses labor hours as the input measure in relation to the estimated total amount of labor hours to complete the engagement. Further, all elements for which the Company maintains VSOE of fair value are deferred from revenue recognition, and recognized as revenue pursuant to their individual service period.
The Company licenses rights to use portions of its intellectual property portfolio. Licensees typically pay a license fee in one installment and ongoing royalties based on their sales of products incorporating or using the Company's licensed intellectual property. License fees are recognized when all revenue recognition criteria are met and no future obligations exist. The Company earns royalties on such licensed products sold worldwide by its licensees at the time that the licensees' sales occur. The Company's licensees, however, do not report and pay royalties owed for sales in any given quarter until after the conclusion of that quarter. The Company recognizes royalty revenues in the period the royalties are reported by licensees and when other revenue recognition criteria are met.

CONTINUOUS COMPUTING CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(UNAUDITED)

Concentration of Credit Risk
A relatively small number of customers account for a significant percentage of the Company's revenues. The Company expects that the sale of its products to a limited number of customers may continue to account for a high percentage of revenues for the foreseeable future. The Company's revenues for the nine-months ended June 30, 2011, include sales to two significant customers, which represent approximately 23% and 16%, respectively, of total revenues. The Company's revenues for the nine-months ended June 30, 2010, include sales to two significant customers, which represent approximately 20% and 16%, respectively, of total revenues.
At June 30, 2011, two customers comprised 34% and 18%, respectively, of the Company's accounts receivable balance. At September 30, 2010, two customers comprised 23% and 17%, respectively, of the Company's accounts receivable balance.
Credit is extended based on an evaluation of the customer's financial condition. Based on historical information and management's assessment of credit losses, an allowance for doubtful accounts of $20,000 and $50,000 has been recorded as of June 30, 2011 and September 30, 2010, respectively.
Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash. The Company places its cash with high credit-quality financial institutions. The Company invests its excess cash in money market funds that invest primarily in bills, notes, and bonds issued by the U.S. Treasury, U.S. government guaranteed repurchase agreements fully collateralized by U.S. Treasury obligations, and U.S. government guaranteed securities. The Company has established guidelines relative to credit ratings, diversification and maturities that seek to maintain safety and liquidity. To date, the Company has not experienced significant losses on any of these financial instruments.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. Losses on firm purchase commitments are based on the excess of the cost of future materials above the estimated market price of the goods.
Fair Value of Financial Instruments
The Company does not hold any financial assets or liabilities as of June 30, 2011 or September 30, 2010, that are required to be measured at fair value on a recurring basis in accordance with the adoption of the revised guidance.
Comprehensive Income
Comprehensive income is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Net income (loss) and other comprehensive income, including foreign currency translation adjustments, has been reported, net of their related tax effect, to arrive at comprehensive loss.
Comprehensive income consisted of the following:

	Nine Months Ended June 30,
	2011	2010
Net income for the period	$332,372	$3,234,067
Net change in currency translations	241,974	34,605
Comprehensive income	$574,346	$3,268,672

CONTINUOUS COMPUTING CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(UNAUDITED)

Warranty Costs
The Company provides a warranty on its products for a period that generally extends one year from the date of shipment to customers. The Company recognizes warranty expense upon recognition of related revenues based upon management's estimate of future warranty costs during the corresponding warranty period. The Company accrues for warranty costs as part of its cost of revenues based on associated material product costs and associated labor and overhead. Accrual for warranty costs is included in other payables and accrued liabilities.
The following table summarizes the activity related to warranty reserves and is included in the caption “Other payables and accrued liabilities”:

	June 30,	September 30,
	2011	2010
Beginning balance	$1,152,696	$939,359
Charges to expense	414,715	666,952
Usage of reserve	(294,114)	(453,615)
Ending balance	$1,273,297	$1,152,696

Inventories
Inventories are stated at the lower of cost (determined on a standard-cost basis) or market, costs being determined on a first-in first-out basis.

	June 30,	September 30,
	2011	2010
Raw materials	$2,452,549	$1,883,587
Work-in-process	248,925	312,730
Finished goods	191,641	359,221
Inventories	$2,893,115	$2,555,538

Share-Based Compensation
Share-based compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the employee's requisite service period. The Company has no awards with market or performance conditions.
The following table summarizes the allocation of stock-based compensation expense:

	June 30,
	2011	2010
Cost of net revenues	$1,782	$3,134
Research and development	48,670	86,759
Selling, general and administrative	60,920	108,521
Total	$111,372	$198,414

CONTINUOUS COMPUTING CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(UNAUDITED)

Recently Issued Accounting Standards
In May 2011, the Financial Accounting Standards Board ("FASB") issued Accounting Standard Update ("ASU") No. 2011-04,
"Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards," that amends some fair value measurement principles and disclosure requirements. This ASU states that the concepts of highest and best use and valuation premise are only relevant when measuring the fair value of nonfinancial assets and prohibits the grouping of financial instruments for purposes of determining their fair values when the unit of account is specified in other guidance. The provisions of this ASU will be applied prospectively for interim and annual periods beginning after December 15, 2011, with early adoption prohibited. The standard will not have a material impact on the Company's financial position or results of operations.
In June 2011, the FASB issued ASU No. 2011-05, “Comprehensive Income.” ASU 2011-05 requires that all non-owner changes in stockholders' equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements, eliminating the option to present other comprehensive income in the statement of changes in stockholders' equity. The provisions of this ASU will be applied retrospectively for interim and annual periods beginning after December 15, 2011, with early application permitted. The standard will not have a material impact on the Company's financial position or results of operations; however it will change the manner in which the Company presents comprehensive income.
Supplemental Statement of Cash Flows Disclosures

	June 30,
	2011	2010
Supplemental information
Interest paid	$58,008	$50,055
Domestic and foreign tax paid	$445,031	$190,703

2. Advertising Costs
Advertising costs are expensed as incurred and totaled $952,654 and $662,349 for the nine-months ended June 30, 2011 and 2010, respectively.
3. Debt
Our outstanding debt obligations are as follows:

	June 30,	September 30,
	2011	2010
Loan agreement	—	$3,498,738
Line of credit	708,333	198,611
Total debt	$708,333	$3,697,349
Less: current portion of long-term debt	708,333	(3,607,071)
Long-term debt	—	$90,278

As part of the merger with RadiSys (see Note 6) all outstanding debt of the Company at July 8, 2011, was paid off.

CONTINUOUS COMPUTING CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
(UNAUDITED)

4. Commitments and Contingencies
The Company leases its facility and other equipment under operating lease arrangements. Facilities rent and operating lease expenses were $1,247,671 and $1,093,808 for the nine-months ended June 30, 2011 and 2010, respectively.
Litigation
In December 2010, Nortel Networks, Inc. ("Nortel") filed a complaint (Nortel Networks, Inc. v Continuous Computing Corporation) (the "Complaint") against the Company. The Complaint seeks to avoid and recover certain preferential transfers and to disallow claims to and by the Company during the 90-day preference period prior to Nortel's bankruptcy petition in January 2009. In August 2011 the Company entered into a settlement agreement related to the Compliant and settled such Compliant for $41,000.
The Company is subject to various claims and legal proceedings arising in the ordinary course of its business. While any legal proceeding has an element of uncertainty, management believes that the disposition of such matters, in the aggregate, will not have a material effect on the Company's results of operations.
5. Income Taxes
The Company's effective tax rate for the nine months ended June 30, 2011 and 2010, differs from the statutory rate primarily due to a full valuation allowance provided against its United States (“U.S.”) net deferred tax assets and taxes on foreign income that differ from the U.S. tax rate.

We recognize deferred tax assets and liabilities for the expected future tax consequences of transactions and events. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. If necessary, deferred tax assets are reduced by a valuation allowance to an amount that is determined to be more likely than not recoverable. We must make significant estimates and assumptions about future taxable income and future tax consequences when determining the amount of the valuation allowance. Other than deferred taxes of our foreign subsidiaries, our deferred tax assets were fully reserved at June 30, 2011 and September 30, 2010.

The Company's Indian subsidiary is currently under exam by the Indian tax authorities for its FY 2005 and FY 2006 tax years. Although the outcomes of the tax audits are uncertain, we regularly assesses our tax position for such matters and, in management's opinion, adequate provisions for income taxes have been made for potential liabilities resulting from such matters. To the extent reserves are recorded, they will be utilized or reversed once the statute of limitations has expired and/or at the conclusion of the tax examination.

Income tax expense for the nine month periods ending June 30, 2011 and 2010, was primarily comprised of franchise taxes and income taxes related to the Company's foreign subsidiaries.

6. Subsequent Events
On May 3, 2011, the Company entered into an Agreement and Plan of Merger with RadiSys Corporation (RadiSys). On July 7, 2011, the Company amended its Articles of Incorporation to allow for the allocation of merger consideration consistent with that contemplated in the Agreement and Plan of Merger with RadiSys. On July 8, 2011, the transaction was completed and Continuous Computing became a wholly owned subsidiary of RadiSys.

We have evaluated subsequent events through September 15, 2011, the date these financial statements were available to be issued. With the exception of those matters discussed above, there are no other subsequent events that require disclosure.